EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-167478) and in the Registration Statement on Form S-3 (No.333-185246) of Mercer International Inc. of our report dated February 21, 2014 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants

February 21, 2014

Vancouver, British Columbia